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                                 AMENDMENT NO. 2
                                     TO THE
                          CEDAR SHOPPING CENTERS, INC.
                            SENIOR EXECUTIVE DEFERRED
                                COMPENSATION PLAN

         WHEREAS, Cedar Shopping Centers, Inc. (the "Company'") has adopted the Cedar Shopping Centers, Inc. Senior Executive Deferred Compensation Plan (the "Plan"); and

         WHEREAS, Section 9.1 of the Plan permits the Board of Directors of the Company to amend the Plan; and

         WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 2.19 of the Plan is hereby amended to read in its entirety as follows:

                  "Shares/Stock. "Shares" or "Stock" means shares of the common stock of the Company, including, as applicable, any restricted shares of common stock of the Company awarded to a Participant pursuant to the Cedar Shopping Centers, Inc. 2004 Stock Incentive Plan (the "Stock Incentive Plan") which the Board of Directors (or compensation committee of the Board of Directors) has designated as being covered under and subject to the terms of the Plan."

2. The first sentence of Section 4.3(a) of the Plan is hereby amended to read in its entirety as follows:

                  "Except for the portion of a Participant's Account attributable to any Dividends (including earnings thereon) that are subject to a risk of forfeiture as provided in
                  Section 4.2. and except as hereinafter provided in Section 4.3(b) or Section 4.3(c), a Participant shall be 100% vested in his Plan Benefit at all-times."

3. Section 4.3 of the Plan is hereby amended by adding the following the clause (c):
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                  "(c) Notwithstanding the foregoing. the portion of a
                  Participant's Account (if any) attributable to restricted Shares awarded to a Participant pursuant to the Stock Incentive Plan, shall, for vesting, risk of forfeiture and transferability purposes, be solely subject to, and determined under, the vesting, risk of forfeiture and transferability provisions and restrictions as set forth in the Stock Incentive Plan and the award agreement evidencing the grant of such restricted Shares. In no event shall a distribution, including a premature distribution elected by a Participant pursuant to Section 7.2, of a Participant's Account hereunder cause an unvested restricted Share to vest, which would otherwise not have become vested as per the terms of the Stock Incentive Plan and the award agreement evidencing the grant of such restricted Share."

4. Section 5.2 of the Plan is hereby amended by adding the following sentence to the end thereof:

                  "Notwithstanding the foregoing, the portion of a Participant's Account (if any) attributable to restricted Shares awarded pursuant to the Stock Incentive Plan, shall be subject to the vesting, risk of forfeiture, and transferability provisions and restrictions as set forth in the Stock Incentive Plan and the award agreement evidencing the grant of such restricted Shares."

5. The first sentence of Section 7.3 of the Plan is hereby amended to read in its entirety as follows:

                  "Not less than twelve (12) nor more than fifteen (l5) months prior to a Distribution Date. a Participant who is then employed by the Company may elect, in writing on a form prescribed by the Administrator, to defer receipt of all or any part of the Plan Benefit that is otherwise payable on such Distribution Date to the fifth anniversary of the Distribution Date, and in any such case the date to which distribution is so deferred shall be the new Distribution Date for the Account."

6. Section 7.4 of the Plan is hereby amended to read in its entirety as follows:

                  "Notwithstanding any provision to the contrary, in the event of a Participant's termination of employment with the Company (other than due to death) prior to age 60, the vested portion of the Participant's Plan Benefit shall be paid in a lump sum as soon as practicable following the date of such termination of employment (or, with respect to the initial Employer Provided Benefit for the Participants listed on Schedule A hereto, January 1, 2007, if later)."

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7.       This Amendment shall be effective as of August 9, 2004.

8. Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company this 5th day of January, 2004.


                                          CEDAR SHOPPING CENTERS, INC.


                                          By:    /s/  L.S. Ullman
                                                 ------------------------
                                          Name:  Leo S. Ullman
                                          Title: President


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